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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                  PLACECITYWASHINGTON, STATEDC POSTALCODE20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)            August 7, 2006

                               GMX RESOURCES INC.
             (Exact name of registrant as specified in its charter)

          Oklahoma                     000-32325                 73-1534474
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


                                One Benham Place
                         9400 North Broadway, Suite 600
                             Oklahoma City, OK 73114
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (405) 600-0711


         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 7, 2006, GMX RESOURCES INC ("GMX"), Capital One, National Association, as agent ("Capital One") and Union Bank of California, N.A. ("Union Bank") entered into an amendment to the Amended and Restated Loan Agreement (the "Loan Agreement") that modifies the terms of the Loan Agreement relating to the terms of preferred stock that GMX may issue. The amendment increases the amount of preferred stock that GMX may issue from $45 million to $50 million, permits the preferred stock to be redeemable at the option of GMX, subject to Capital One's prior consent, and in connection with a change in control as defined in the Loan Agreement and also permits the maximum dividend rate to increase to 12% under certain circumstances.

     A copy of the amendment is filed as an exhibit to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     See Exhibit Index for exhibits included with this report.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          GMX RESOURCES INC.

                                          By: /s/ Ken L. Kenworthy, Sr.
                                              --------------------------------
Date: August 7, 2006                          Ken L. Kenworthy, Sr., Chief
                                              Financial Officer







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                                INDEX TO EXHIBITS


Exhibit No.         Description
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   10.1             First Amendment to Loan Agreement
































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